UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 10, 2004

                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)

            Nevada                       0-10061                 04-2709807
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


  4735 S. Durango Dr., Suite #105, Las Vegas, Nevada               89128
        (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (702) 227-9800
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

American Vantage Companies ("AVCS") appointed Deloitte & Touche LLP ("Deloitte") as its new independent public accountant, dismissing Piercy, Bowler, Taylor & Kern ("Piercy"), the independent public accountants previously engaged to audit AVCS's financial statements. The change in AVCS's independent public accountant was approved by the Audit Committee of the Board of Directors of AVCS on June 10, 2004.

The audit reports of Piercy on the consolidated financial statements of AVCS and its subsidiaries as of and for the fiscal years ended July 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During AVCS's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements between AVCS and Piercy, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Piercy's satisfaction, would have caused Piercy to make reference to the subject matter of the disagreement(s) in connection with its reports.

During AVCS's two most recent fiscal years and through the date of this Form 8-K, AVCS did not consult with Deloitte with respect to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on AVCS's consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-B.

AVCS provided Piercy with a copy of the foregoing disclosures. AVCS requested that Piercy furnish AVCS with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements that AVCS has made in this Item 4. A copy of Piercy's response letter to AVCS's request is filed as exhibit 16.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Number Exhibit -

16.1  Letter of Piercy, Bowler, Taylor & Kern, dated June 15, 2004.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN VANTAGE COMPANIES



Date:  June 15, 2004              By: /s/ Anna M. Morrison
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                                     Anna M. Morrison, Chief Accounting Officer